UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2012

TNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-32033	36-4430020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia  20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of TNS, Inc. (the “Company”) was held on May 17, 2012.  At the annual meeting, the holders of 23,175,708 shares of common stock, which represents approximately 94.9% of the outstanding shares entitled to vote as of the record date of April 11, 2012, were represented in person or by proxy.  The proposals are described in more detail in the Company’s definitive proxy statement dated April 20, 2011 and filed with the Securities and Exchange Commission on April 20, 2012.

The final voting results for proposals 1, 2 and 3, which were voted on by the stockholders at the annual meeting, are set forth below.

Proposal 1 — Election of Directors

The stockholders elected each of the Company’s nominees for director to serve until the 2013 annual meeting of the stockholders.  The final voting results were as follows:

Director	For	Against or Withheld	Abstentions	Broker Non-Vote
John B. Benton	21,774,028	529,291	0	872,389
Henry H. Graham, Jr.	22,033,856	269,463	0	872,389
Stephen X. Graham	21,792,984	510,335	0	872,389
John V. Sponyoe	21,548,320	754,999	0	872,389
Thomas E. Wheeler	21,634,757	668,562	0	872,389

Proposal 2 — Ratification of Ernst & Young LLP

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2012 fiscal year.  The final voting results were as follows:

For	Against or Withheld	Abstentions	Broker Non-Vote
23,075,884	98,990	834	0

Proposal 3 — Advisory Vote on Executive Compensation

With respect to the advisory vote to approve the Company’s executive compensation, a majority of the votes cast were voted “for” approval of the Company’s compensation of its named executive officers. The final voting results were as follows:

For	Against or Withheld	Abstentions	Broker Non-Vote
21,760,721	538,047	4,551	872,389

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: May 23, 2012	/s/ Henry H. Graham, Jr.
	By:	Henry H. Graham, Jr.
	Its:	Chief Executive Officer